 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2018 (December 7, 2018)

Appian Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11955 Democracy Drive, Suite 1700, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2018, Appian Corporation (the “Company”) entered into a Stock Option Cancellation Agreement (the “Cancellation Agreement”) with Matthew Calkins, the Company’s Chief Executive Officer, pursuant to which the Company and Mr. Calkins agreed to cancel vested options to purchase 383,897 shares of the Company’s common stock that were granted to Mr. Calkins under the Nonstatutory Option Agreement dated as of August 12, 2016 between the Company and Mr. Calkins (the “Option Agreement”). The remaining options granted to Mr. Calkins under the Option Agreement were unaffected by the Cancellation Agreement.
Mr. Calkins entered into the arrangement with the Company in order to have equity granted to his co-founders, Messrs. Beckley, Kramer and Wilson, under the Company’s 2017 Equity Incentive Plan.
The foregoing description of the terms of the Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cancellation Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Stock Option Cancellation Agreement, dated December 7, 2018, between Appian Corporation and Matthew Calkins.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: December 10, 2018	By:	/s/ Mark Lynch
Mark Lynch
Chief Financial Officer